Morgan Stanley Invesment Management Inc. Funds - The Universal
Institutional Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate
in which an Affiliate is a Member) July 1, 2002 - December 31, 2002
			PARTICIPATING	TRADE	AMOUNT	PURCHASED		%
UNDERWRITING		PORTFOLIO	DATE	PURCHASEDFROM			UW

Safeway
5.80%,  08/15/2012	Core Plus Fixed 8/7/02	340,000 "Salomon Smith Barney0.04%
Hartford Financial	Mid Cap Value	9/9/02	" 7,400 "Montgomery Securities	0.12%
PPL Corp		Mid Cap Value	9/12/02	" 15,500 "JP Morgan 		0.11%
Weight Watchers		Equity Growth	9/17/02	 950 	Credit Suisse First Bost0.01%
Cox Communications
7.125%,  10/01/2012	Core Plus Fixed  9/17/02 255,000 Salomon Smith Barney0.03%
Inco
"7.25%,  09/15/2032"	Core Plus Fixed 9/18/02	" 120,000 "Merrill Lynch	0.03%
"Trimeris, Inc."	Mid Cap Growth	9/26/02	" 2,500 "Lehman Brothers	0.10%
International Paper
5.85% 10/30/2012	Core Plus Fixed 10/24/02" 125,000 "JP Morgan		0.01%
WellChoice Inc.		Mid Cap Value	11/7/02	" 11,300 "Credit Suisse rst Bost0.07%
Public Service Ent.	Mid Cap Value	11/12/02" 23,600 "JP Morgan		0.16%
Chicago Mercantile
Exchange Holdings Inc.	Mid Cap Value	12/5/02	 700 	JP Morgan		0.01%
			Mid Cap Value	12/5/02	 700 	Salomon Smith Barney	0.01%